Exhibit 99.1
The Home Depot Announces Second Quarter Results

ATLANTA, August 16, 2016 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $26.5 billion for the second quarter of fiscal 2016, a 6.6 percent increase from the second quarter of fiscal 2015. Comparable store sales for the second quarter of fiscal 2016 were positive 4.7 percent, and comp sales for U.S. stores were positive 5.4 percent.

Net earnings for the second quarter of fiscal 2016 were $2.4 billion, or $1.97 per diluted share, compared with net earnings of $2.2 billion, or $1.73 per diluted share, in the same period of fiscal 2015. For the second quarter of fiscal 2016, diluted earnings per share increased 13.9 percent from the same period in the prior year.

“We had a solid quarter, achieving the highest quarterly sales and net earnings results in company history as housing continues to be a tailwind for our business,” said Craig Menear, chairman, CEO and president. “This was made possible by our hard working associates in their continued dedication to our customers.”

Updated Fiscal 2016 Guidance

The Company reaffirmed its fiscal 2016 sales guidance and expects sales will be up approximately 6.3 percent and comp sales will be up approximately 4.9 percent. The Company raised its diluted earnings-per-share guidance for the year and now expects diluted earnings per share to grow approximately 15.6 percent from fiscal 2015 to $6.31.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the second quarter, the Company operated a total of 2,275 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 385,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our

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suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2016 and beyond; financial outlook; and the integration of Interline Brands, Inc. into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND SIX MONTHS ENDED JULY 31, 2016 AND AUGUST 2, 2015
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Six Months Ended
	July 31, 2016	August 2, 2015	% Increase (Decrease)	July 31, 2016	August 2, 2015	% Increase (Decrease)
NET SALES	$26,472	$24,829	6.6%	$49,234	$45,720	7.7%
Cost of Sales	17,545	16,464	6.6	32,516	30,176	7.8
GROSS PROFIT	8,927	8,365	6.7	16,718	15,544	7.6
Operating Expenses:
Selling, General and Administrative	4,388	4,299	2.1	8,669	8,462	2.4
Depreciation and Amortization	436	419	4.1	869	838	3.7
Total Operating Expenses	4,824	4,718	2.2	9,538	9,300	2.6
OPERATING INCOME	4,103	3,647	12.5	7,180	6,244	15.0
Interest and Other (Income) Expense:
Interest and Investment Income	(8)	(149)	(94.6)	(15)	(153)	(90.2)
Interest Expense	236	233	1.3	480	430	11.6
Interest and Other, net	228	84	N/M	465	277	67.9
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,875	3,563	8.8	6,715	5,967	12.5
Provision for Income Taxes	1,434	1,329	7.9	2,471	2,154	14.7

NET EARNINGS	$2,441	$2,234	9.3%	$4,244	$3,813	11.3%

Weighted Average Common Shares	1,235	1,283	(3.7)%	1,242	1,291	(3.8)%
BASIC EARNINGS PER SHARE	$1.98	$1.74	13.8	$3.42	$2.95	15.9

Diluted Weighted Average Common Shares	1,240	1,289	(3.8)%	1,247	1,298	(3.9)%
DILUTED EARNINGS PER SHARE	$1.97	$1.73	13.9	$3.40	$2.94	15.6

	Three Months Ended			Six Months Ended
SELECTED SALES DATA(1)	July 31, 2016	August 2, 2015	% Increase (Decrease)	July 31, 2016	August 2, 2015	% Increase (Decrease)
Number of Customer Transactions	430.0	420.4	2.3%	804.8	780.6	3.1%
Average Ticket (actual)	$60.87	$59.42	2.4	$60.48	$59.04	2.4
Sales per Square Foot (actual)	$438.61	$420.37	4.3	$407.64	$387.04	5.3

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(1)	Selected Sales Data does not include results for the Interline acquisition that was completed in the third quarter of fiscal 2015.
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JULY 31, 2016, AUGUST 2, 2015 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions)

	July 31, 2016	August 2, 2015 (1)	January 31, 2016 (1)
ASSETS
Cash and Cash Equivalents	$4,018	$4,936	$2,216
Receivables, net	1,995	1,696	1,890
Merchandise Inventories	12,323	11,859	11,809
Other Current Assets	605	586	569
Total Current Assets	18,941	19,077	16,484
Property and Equipment, net	21,975	22,302	22,191
Goodwill	2,106	1,340	2,102
Other Assets	1,225	557	1,196
TOTAL ASSETS	$44,247	$43,276	$41,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$350
Accounts Payable	8,273	7,495	6,565
Accrued Salaries and Related Expenses	1,453	1,384	1,515
Current Installments of Long-Term Debt	43	3,056	77
Other Current Liabilities	4,756	4,462	4,017
Total Current Liabilities	14,525	16,397	12,524
Long-Term Debt, excluding current installments	20,900	16,221	20,789
Other Long-Term Liabilities	2,165	2,021	2,344
Total Liabilities	37,590	34,639	35,657
Total Stockholders' Equity	6,657	8,637	6,316
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,247	$43,276	$41,973

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(1)
The Consolidated Balance Sheets as of August 2, 2015 and January 31, 2016 were retrospectively adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” in the first quarter of fiscal 2016.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JULY 31, 2016 AND AUGUST 2, 2015
(Unaudited)
(Amounts in Millions)

	Six Months Ended
	July 31, 2016	August 2, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$4,244	$3,813
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	978	915
Stock-Based Compensation Expense	133	122
Gain on Sales of Investments	—	(144)
Changes in Working Capital and Other	1,522	1,228
Net Cash Provided by Operating Activities	6,877	5,934
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(697)	(705)
Proceeds from Sales of Investments	—	144
Proceeds from Sales of Property and Equipment	23	8
Net Cash Used in Investing Activities	(674)	(553)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings, net	(350)	(290)
Proceeds from Long-Term Borrowings, net of discounts	2,989	2,492
Repayments of Long-Term Debt	(3,023)	(19)
Repurchases of Common Stock	(2,441)	(3,085)
Proceeds from Sales of Common Stock	121	134
Cash Dividends Paid to Stockholders	(1,718)	(1,533)
Other Financing Activities	1	161
Net Cash Used in Financing Activities	(4,421)	(2,140)
Change in Cash and Cash Equivalents	1,782	3,241
Effect of Exchange Rate Changes on Cash and Cash Equivalents	20	(28)
Cash and Cash Equivalents at Beginning of Period	2,216	1,723
Cash and Cash Equivalents at End of Period	$4,018	$4,936